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                                                                      EXHIBIT 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Carmike Cinemas, Inc. of our report dated February 6, 1995, included in the 1994 Annual Report to Shareholders of Carmike Cinemas, Inc. and subsidiaries.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-13723 and Form S-8 No. 33-48011) pertaining to the stock option plan of Carmike Cinemas, Inc. and subsidiaries and the Registration Statement (Form S-3 No. 33-68494) pertaining to the secondary stock offering of Carmike Cinemas, Inc. of our report dated February 6, 1995, with respect to the consolidated financial statements of Carmike Cinemas, Inc. and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.


                                                       Ernst & Young LLP


Columbus, Georgia
March 28, 1995